Consent of Independent Auditors'
                        --------------------------------

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

     We consent to the use of our report dated April 8, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Knoll apartments for the twelve month period ended February 28, 1998, for inclusion in a filing by Cornerstone Realty Income Trust, Inc. on form 8-K and for incorporation by reference into the following registration statements of Cornerstone Realty Income Trust, Inc.


   Registration Statement Number                 Description

         333-24871                Form S-8, pertaining to the Company's
                                  1992 Non-Employee Directors Stock
                                  Option Plan, Special Non-Employee
                                  Directors Stock Option Plan,  and
                                  Non-Employee Directors Fees Plan

         333-24875                Form S-8, pertaining to the Company's 1992
                                  Incentive Plan

         333-34441                Form S-3,  Shelf Registration Statement,
                                  pertaining to the registration of $200 million of Common Stock, Preferred Stock and
                                  Debt Securities

         333-19187                Form S-3, pertaining to the Company's
                                  Dividend Reinvestment and Share Purchase
                                  Plan




                                        /s/  L.P. Martin & Co., P.C.
                                        ----------------------------
Richmond, Virginia
June 11, 1998